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                                                                  EXHIBIT 10(Q)5

                          CREDIT ACCEPTANCE CORPORATION
                      RESTRICTED STOCK UNIT AWARD AGREEMENT

Credit Acceptance Corporation (the "CORPORATION") hereby grants you, Brett A. Roberts (the "PARTICIPANT"), a Restricted Stock Unit Award (the "AWARD") under the Credit Acceptance Corporation 2004 Incentive Compensation Plan, dated as of April 1, 2004 and approved by the shareholders of the Corporation on May 13, 2004 (the "PLAN"). The terms and conditions of the Award are set forth below.

GRANT DATE: FEBRUARY 22, 2007

NUMBER OF RESTRICTED STOCK UNITS: 300,000

PERFORMANCE PERIOD: 2007 THROUGH 2011

PERFORMANCE MEASURE: Restricted Stock Units will vest based upon percentage growth in Economic Profit as set forth in Appendix A to this Agreement.

     THIS AGREEMENT, effective February 22, 2007, represents the grant of Restricted Stock Units by the Corporation to the Participant named above, pursuant to the provisions of the Plan and this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1. Performance Period. The Performance Period commences on January 1, 2007, and ends on December 31, 2011.

2. Value of Restricted Stock Units. Each Restricted Stock Unit shall represent and have a value equal to one share of common stock, par value $0.01, of the Company, subject to adjustment as provided in Section 6.03 of the Plan.

3. Restricted Stock Units and Achievement of Performance Goal. The number of Restricted Stock Units to be earned under this Agreement, shall be based upon the Company's increase in adjusted Economic Profit as approved by the Compensation Committee as compared to the targets set forth in Appendix A to this Agreement.

4. Termination Provisions. Except as provided in Section 11 (a) of this Agreement, Participant shall be eligible for payment of earned Restricted Stock Units, as specified in Section 3, regardless of the Participant's employment with the Company through the end of the Performance Period.

5. Dividend Equivalents. During the Performance Period, the Company shall credit to Participant, on each date that the Company pays a cash dividend to holders of common

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     stock generally, an additional number of Restricted Stock Units
     ("Additional Restricted Stock Units") equal to the total number of whole Restricted Stock Units and Additional Restricted Stock Units previously credited to Participant under this Agreement multiplied by the dollar amount of the cash dividend paid per share of common stock by the Company on such date, divided by the closing price of a share of common stock on such date. Any fractional Restricted Stock Unit resulting from such calculation shall be included in the Additional Restricted Stock Units. A report showing the number of Additional Restricted Stock Units so credited shall be sent to Participant periodically, as determined by the Company. The Additional Restricted Stock Units so credited shall be subject to the same terms and conditions as the Restricted Stock Units granted pursuant to this Agreement and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which the dividend equivalents were paid are forfeited.

6. Form and Timing of Restricted Stock Units. Other than a Change of Control, payment of the earned Restricted Stock Units shall be made in stock. Payment of earned Restricted Stock Units shall be made on February 22, 2014.

7. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

8. Nontransferability. Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

9. Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

10. Specific Restrictions upon Shares. The Participant hereby agrees with the Company as follows:

     a. The Participant shall acquire the shares issuable with respect to the Restricted Stock Units granted hereunder for investment purposes only not with a view of resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "1933 Act") and shall not dispose of any such shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or "blue Sky" laws.

     b. If any shares acquired with respect to the Restricted Stock Units shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange
          Act) of any such shares shall be

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          made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and

11.  Miscellaneous.

     a. Change in Control. As provided by Section 6.02 of the Plan, in the event of a Change in Control, the restrictions applicable to the Restricted Stock Units granted under this Agreement shall lapse, the Performance Goal shall be deemened to have been achieved at target level, and all other terms and conditions shall be deemed to have been satisfied. Subject to Section 11(h) of this Agreement, payment shall be made in cash within thirty (30) days following the effective date of the Change in Control.

     b. Adjustments to Shares. Subject to Plan Section 6.03, in the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board of Directors of the Company will make such substitution or adjustments in the aggregate number and kind of shares of Stock subject to this Restricted Stock Unit Award to prevent dilution of rights.

     c. Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate either to the Participant or to the Human Resources Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed as appropriate either to the Participant at his or her address as he or she may designate in writing to the Company, or to the Attention: Human Resources Department, Credit Acceptance Corporation, at its headquarters office or such other address as the Company may designate in writing to the Participant.

     d. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     e. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the laws of the State Michigan.

     f. Provision of Plan. The Restricted Stock Units provided for herein and granted pursuant to the Plan, and said Restricted Stock Units and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement, solely by reference or expressly cited herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement.

     g. Code section 162(m). It is intended that payments pursuant to this Agreement to a Participant who is a "covered officer" within the meaning of section 162(m) of

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          the Internal Revenue Code constitute "qualified performance-based compensation" within the meaning of section 1.162.27(e) of the Income Tax Regulations. To the maximum extent possible, this Agreement and the Plan shall be so interpreted and construed. .

     h. Section 16 Compliance. If the Participant is subject to Section 16 of the Exchange Act, except in the case of death or disability, or unless otherwise exempt, at least six months must elapse from the date of vesting of the Restricted Stock Units granted hereunder to the date of the Participant's disposition of such Restricted Stock Units or the underlying shares of stock.

IN WITNESS WHEREOF, the Credit Acceptance Corporation has executed this Agreement in duplicate on this ________ day and year first above written.

CREDIT ACCEPTANCE CORPORATION


BY: /s/ Kenneth S. Booth
    ---------------------------------
PRINT NAME: Kenneth S. Booth
            -------------------------
Its: Chief Financial Officer
     --------------------------------

I, acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Award Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Award Agreement and the Plan.


BY: /s/ Brett A. Roberts
    ---------------------------------
    Brett A. Roberts

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Appendix A

Each year, 20% of the Restricted Stock Unit is eligible to vest.

If compounded Economic Profit improves at least 10% annually ("Cumulative Growth"), starting with January 2007 as compared with 2006, 100% of the Restricted Stock Units eligible to vest will vest.

If Cumulative Growth is greater than 0% but less than 10% then half of the eligible Restricted Stock Units will vest.

In Years 2 through 5, if Cumulative Growth is 10% or greater, then all the Restricted Stock Units that did not vest in prior years, will also vest.